                                                         File No.333-18691



As filed with the Securities and Exchange Commission on January 17, 1997.




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -----------------------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                        TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                   -----------------------------------------

                                 CHEMFIRST INC.
               (Exact name of issuer as specified in its charter)

         MISSISSIPPI                                    64-0679456
  (State of Incorporation)                      (I.R.S. Employer ID Number)

        700 NORTH STREET
       JACKSON, MISSISSIPPI                             39202
(Address of Principal Executive Offices)             (Zip Code)

                                 CHEMFIRST INC.
                              401(K) SAVINGS PLAN
                            (Full Title of the Plan)

                          JAMES L. MCARTHUR, SECRETARY
                                 CHEMFIRST INC.
                                 P. O. BOX 1249
                        JACKSON, MISSISSIPPI 39215-1249
                                 (601) 948-7550
           (Name, address and telephone number of agent for service)





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This Form S-8 amends and restates that certain Registration Statement on Form
S-8 filed December 24, 1996 (Registration No. 333-18691) relating to the ChemFirst Inc. 401(k) Savings Plan.



                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference

         The following documents filed with the Commission by ChemFirst Inc. (the "Company") are incorporated herein by reference: (1) the Company's Registration Statement on Form S-1, dated November 18, 1996 (the "S-1 Registration Statement"); (2) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 9, 1996 (which is incorporated by reference to the S-1 Registration Statement); and (3) the Annual Report on Form 11-K for the ChemFirst Inc. 401(k) Savings Plan ("the Plan") for the plan year ended June 30, 1995. All documents filed hereafter by the Company or the Plan pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel

         The consolidated financial statements and financial statement schedules of the Company and subsidiaries as of June 30, 1996 and 1995, as well as the Annual Report on Form 11-K for the Plan as of June 30, 1995, and 1994, and for each of the years in the three-year period ended June 30, 1996, which are incorporated herein by reference, have been incorporated herein in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company and subsidiaries and the Plan issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated herein by reference in reliance upon their reports and said authority.

ITEM 6.  Indemnification of Directors and Officers

         Subarticle E of Article 8 of the Mississippi Business Corporation Act ("MBCA") empowers a Mississippi corporation to indemnify against liability an individual who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (a "Proceeding"),



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         because such person is or was a director. To be eligible for indemnification, the director must have conducted himself in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Liability indemnified against includes the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a Proceeding. The MBCA precludes a corporation from indemnifying a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other Proceeding charging improper personal benefit to a director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

         Subarticle E further provides that if a director is wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a director, the corporation must indemnify him against reasonable expenses incurred in connection with the Proceeding. Also, a court may order a company to indemnify a director if it determines the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. Subarticle E also allows corporations to indemnify officers, employees or agents to the same extent as directors, and provides for mandatory or court-ordered indemnification for these persons as described above. Finally, the MBCA allows corporations to purchase and maintain insurance on behalf of directors, officers, employees or agents against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify such person against liability under Subarticle E.

         The Company's Bylaws provide for indemnification of Company's officers and directors to the fullest extent allowed by Mississippi law and further permit such indemnification with respect to other employees and agents. The Company entered into indemnification agreements with certain of its officers and its directors. The effect of these agreements is to add to the indemnification rights otherwise granted a contractual right to such indemnification.

         The Company will have directors' and officers' liability insurance which protects each director or officer from certain claims and suits, including shareholder derivative suits, even where the director may be determined to not be entitled to indemnification under the MBCA and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Company.

         The foregoing represents a summary of the general effect of the MBCA, the Company's Articles of Incorporation and Bylaws and directors' and officers' liability insurance coverage for purposes of general description only.



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ITEM 7.  Exemption from Registration Claimed

         Not applicable.

ITEM 8.  Exhibits

         In lieu of certain exhibit requirements, the Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

         4.1 Amended and Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 of the Company's S-1 Registration Statement (file number 333-15789).

         4.2      Bylaws of the Company are incorporated by reference to
                  Exhibit 3.2 of the Company's S-1 Registration Statement (file number 333-15789).

         4.3 Rights Agreement dated as of October 30, 1996, by and between the Company and KeyCorp Shareholder Services, Inc. is incorporated by reference to Exhibit 4 of the Company's S-1 Registration Statement (file number 333-15789).

         4.4      The Company's 401(k) Savings Plan.

         5.3 Determination letter dated April 24, 1996 from the IRS regarding the Company's 401(k) Savings Plan.

         23.1     Consent of KPMG Peat Marwick LLP.


ITEM 9.  Undertakings

         (a)      The undersigned Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing,



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                           any increase or decrease in volume of securities
                           offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
            Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the




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            Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on January 16, 1997.


                                               CHEMFIRST INC.


                                               BY: /s/ J. Kelley Williams
                                                  -----------------------------
                                                  J. Kelley Williams, President




                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                   TITLE                                        DATE
        ---------                   -----                                        ----


/s/ J. Kelley Williams              Chairman of the Board              January 16, 1997
--------------------------          of Directors, Chief Executive
J. Kelley Williams                  Officer (Principal Executive
                                    Officer)


/s/ Thomas G. Tepas                 President and                      January 16, 1997
--------------------------          Chief Operating Officer
Thomas G. Tepas

/s/ R. Michael Summerford           Vice President and Chief           January 16, 1997
--------------------------
R. Michael Summerford               Financial Officer
                                    (Principal Financial Officer)

/s/ Troy B. Browning                Controller                         January 16, 1997
--------------------------          (Principal Accounting Officer)
Troy B. Browning

/s/ Richard P. Anderson             Director                           January 16, 1997
--------------------------
Richard P. Anderson

/s/ Paul A. Becker                  Director                           January 16, 1997
--------------------------
Paul A. Becker

/s/ James W. Crook                  Director                           January 16, 1997
--------------------------
James W. Crook

/s/ Michael J. Ferris               Director                           January 16, 1997
--------------------------
Michael J. Ferris





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




/s/ James E. Fligg                   Director            January 16, 1997
--------------------------
James E. Fligg

/s/ Robert P. Guyton                 Director            January 16, 1997
--------------------------
Robert P. Guyton

/s/ Charles P. Moreton               Director            January 16, 1997
--------------------------
Charles P. Moreton

/s/ Paul W. Murrill                  Director            January 16, 1997
--------------------------
Paul W. Murrill

/s/ William A. Percy, II             Director            January 16, 1997
--------------------------
William A. Percy, II

/s/ Dan F. Smith                     Director            January 16, 1997
--------------------------
Dan F. Smith

/s/ Leland R. Speed                  Director            January 16, 1997
--------------------------
Leland R. Speed

/s/ R. Gerald Turner                 Director            January 16, 1997
--------------------------
R. Gerald Turner

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 16th day of January, 1997.




                                       CHEMFIRST INC. 401(k) SAVINGS PLAN




                                       By: /s/ R.M. Summerford
                                           --------------------------------
                                               R.M. Summerford
                                               Employee Benefits Committee



                                       By: /s/ Charles R. Gibson
                                           --------------------------------
                                               Charles R. Gibson
                                               Employee Benefits Committee



                                       By: /s/ Thomas G. Tepas
                                           --------------------------------
                                               Thomas G. Tepas
                                               Employee Benefits Committee



                                       By: /s/ J. Steve Chustz
                                           --------------------------------
                                               J. Steve Chustz
                                               Employee Benefits Committee

                               Index to Exhibits*




Exhibit No.           Description
-----------           -----------
     4.1  Amended and Restated Articles of Incorporation of the Company are
          incorporated by reference to Exhibit 3.1 of the Company's S-1
          Registration Statement (file number 333-15789).

     4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.2 of the Company's S-1 Registration Statement (file number 333-15789).

     4.3 Rights Agreement dated as of October 30, 1996, by and between the Company and KeyCorp Shareholder Services, Inc. is incorporated by reference to Exhibit 4 of the Company's S-1 Registration Statement
          (file number 333-15789).

     4.4  The Company's 401(k) Savings Plan.


     5.3 Determination letter dated April 24, 1986 from the IRS regarding the Company's 401-K Savings Plan.

     23.1 Consent of KPMG Peat Marwick LLP.


* All exhibits have been previously filed or incorporated by reference.